UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Item 2.03.

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Modification of Joint Venture Agreement

Due to current financial market conditions, on September 30, 2008, International Power Group, Ltd. (the “Company” or “IPWG”) entered into a modification (the “Modification”) to the Joint Venture Agreement (“JV”) executed on September 5, 2008 between IPWG and ForeverGreen Enterprises (“FGE”). (See IPWG’s Current Report filed on Form 8-K on September 11, 2008, which report with exhibits is incorporated herein by reference.)

The Modification revises the JV as follows:

1.

Initial capital contribution by IPWG to the JV will be in the amount of Five Hundred Thousand dollars ($500,000).

a.

The initial capital contribution to the JV will be made by IPWG no later than Wednesday, October 15, 2008 at 5:00 pm eastern.

2.

The second funding tranche by IPWG to the JV will be in the amount of Two Million dollars ($2,000,000).

a.

The second funding tranche to the JV will be made by IPWG no later than Friday, October 31, 2008 at 5:00 pm eastern.

3.

The third funding tranche by IPWG to the JV, or at the option of IPWG to FGE, will be in the amount of Four Million, Five Hundred Thousand dollars ($4,500,000).

a.

The third funding trance will be made by IPWG no later than Friday, November 28, 2008 at 5:00 pm eastern.

1.

The fourth funding tranche by IPWG to the JV, or at the option of IPWG to FGE, will be in the amount of Four Million, Five Hundred Thousand dollars ($4,500,000).

a.

The fourth funding tranche will be made in accordance with the completion of milestone number two (2) as previously described in the JV Agreement.

2.

No penalties will be assessed as a result delays to the schedule the funding in the original JV Agreement.

3.

This addendum to the Joint Venture Agreement shall be effective as September 30, 2008.

The foregoing summary of Modification does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

c) Exhibits.

1.1

September 30, 2008 Modification of Joint Venture Agreement.

Exhibit Number	Description
10.1	September 30, 2008 - Modification of Joint Venture Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: October 7, 2008	By: /s/ Woody Crouch
Woody Crouch
Chief Executive Officer